Exhibit 99.1

Contact:

Marc Brailov

MicroStrategy Incorporated

(703) 770-1670

(mbrailov@microstrategy.com)

MicroStrategy Reports 31 Percent Year-Over-Year Revenue Growth in Q1 2004

GAAP Diluted EPS of $0.60 Represents Significant Increase Over Q1 2003

MCLEAN, Va., April 27, 2004 - MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced its financial results for the three-month period ended March 31, 2004 (the first quarter of its 2004 fiscal year), reporting GAAP earnings of $0.60 per share on a diluted basis, a more than tenfold increase over Q1 2003. First quarter 2004 revenue was $49.1 million versus $37.4 million in the first quarter of 2003, a 31 percent increase. This year-over-year percentage increase in quarterly revenue was the largest in over two years. Revenue in the fourth quarter of 2003 was $51.7 million.

First quarter 2004 license revenue was $18.8 million versus $16.5 million in the first quarter of 2003, a 14 percent increase. This marked the sixth consecutive quarter of year-over-year license revenue growth. License revenue in the fourth quarter of 2003 was $23.4 million. Revenue from services in the first quarter of 2004 increased 45 percent over the first quarter of 2003. In the first quarter, the company closed a $4.6 million international transaction which included approximately $3.5 million in licenses. MicroStrategy’s cash balance at the end of the first quarter of 2004 was $76.3 million versus $21.9 million at the end of the first quarter of 2003 and $51.9 million at the end of the fourth quarter of 2003.

Net income attributable to common stockholders for the first quarter of 2004, determined in accordance with GAAP, was $10.4 million, or $0.60 per share on a diluted basis. First quarter 2004 income from operations was $10.2 million versus $3.8 million in the first quarter of 2003 and $12.5 million in the fourth quarter of 2003.

“This report demonstrates MicroStrategy’s robust financial health,” said MicroStrategy President and CFO Eric F. Brown. “Our revenue growth has been healthy, we have continued to operate with strong margins, and our cash balance is up significantly versus Q4 2003.”

“MicroStrategy continues to reap significant benefits from our new product cycle,” said MicroStrategy Chairman and CEO Michael J. Saylor. “Since its release, MicroStrategy Report ServicesTM has gained traction by winning new customers and deals and extending our reach beyond business analytics to the enterprise-reporting space. With the recent release of MicroStrategy OfficeTM, MicroStrategy is further expanding the utility of business intelligence wider and deeper than ever before at leading enterprises.”

Added 156 New Customers and New Deals

New customers and new deals with existing customers in Q1 2004 included:

American Signature, Inc.; Associated Food Stores, Inc.; AutoTrader.com; Bell Canada; BMC West Corporation; Brickstream; CareerBuilder, Inc.; CarrAmerica Realty Corporation; Chela Financial; Children International; Comcast Cable Communication Management LLC; CSK Auto Corporation; Dick’s Sporting Goods; First Franklin Financial Corporation; Fraser Health Authority; Grange Insurance; H&R Block; Kent Unified School District; Marathon Oil Corporation; Marketing Direct, Inc.; May Department Stores Company; Meredith Corporation; Network Solutions; RuffaloCODY; Shoppers Drug Mart; Solucient; Spartan Stores; Spectrum Health; Summit Racing; TRX Data Services, Inc.; Twentieth Century Fox; Verispan, LLC; Waterford Wedgwood, USA; Wausau Benefits, Inc.; and Zomax.

Examples of Noteworthy Customer Deals from Q1 2004:

Ace Hardware

A customer since January 2001, Ace Hardware has made a multi-million dollar investment in MicroStrategy technology and services with plans to deploy to more than 6,400 users enterprise-wide. Ace Hardware has expanded its deployment of the MicroStrategy platform for enterprise-wide reporting and analysis on marketing initiatives, retail pricing, category management, merchandising, inventory, wholesale pricing, and customer loyalty programs like Helpful Hardware Club (HHC). A variety of corporate employees, vendors and Ace retailers are using MicroStrategy to analyze and report on over a terabyte of data housed in a Teradata data warehouse.

Meijer Stores

As a customer since 2000, Meijer Stores is using the MicroStrategy platform for reporting and analysis on sales, merchandising and market basket applications. Over 1,000 users, including buyers, planning managers and pricing managers, already use MicroStrategy to analyze over a terabyte of critical data to identify areas of business improvement, streamline operations, and recognize cross- and up-sell opportunities.

Fraser Health

Fraser Health Authority (FHA), the largest health authority in Canada with a budget of two billion dollars cdn, has selected MicroStrategy as its organizational standard. Over the next three years approximately 500 users, including operations, finance and clinical managers, are expected to perform cost analysis, patient care analysis and financial performance analysis against a soon-to-be-deployed Microsoft data warehouse. The FHA will utilize MicroStrategy to track and assess patient care, operations and logistical data across 150 separate facilities, to provide end users with greater insight. After an in-depth evaluation of many of the competing products in the industry, the FHA selected MicroStrategy for its scalability, functionality and ease-of-use for all stakeholders.

Chela Financial

Chela Education Financing, with headquarters in San Francisco, CA, is a leading not-for-profit education financing company. Chela Education Financing’s analysts and senior management use MicroStrategy software to monitor its $2.4 billion student loan portfolio. End users are able to evaluate the performance of these loans, monitor past acquisitions and originations, and provide analysis that improves the modeling of future loan acquisitions and originations. Chela Education Financing also uses MicroStrategy technology to report on the origination composition of its loans. End users, for instance, can track application volume, identify the options applicants choose at the time of loan origination, and help ensure that Chela Education Financing is approving loans that meet underwriting criteria.

CSK Auto Corporation

Phoenix, Arizona based CSK Auto Corporation is successfully using MicroStrategy for reporting and analysis. CSK Auto employees use the MicroStrategy platform to run loss prevention and vendor performance reports against a 500-gigabyte IBM® DB2® data warehouse. Company employees are able to perform shrink analysis and track changes in sales by region and product category. They also analyze product performance by vendor and store to enable them to more effectively manage vendors toward profitability.

MicroStrategy’s Strategic Alliances

In Q1 2004, MicroStrategy signed 12 new alliance agreements. New alliance agreements were signed with Autotown, High Impact Technologies, Lancet Software Development, Premier Systems Support, Systech Solutions and Vestmark.

MicroStrategy Office™ Released to Positive Reviews

In early April, MicroStrategy released a new product, MicroStrategy Office, that brings high-value business intelligence technology to users of Microsoft Office® applications, including Powerpoint®, Excel, and Outlook. MicroStrategy Office can significantly expand the ranks of an enterprise’s knowledge workers who can access enterprise data and enhance their work in all facets of business operations. It is winning praise from independent industry analysts for its capability to empower business users to serve themselves important business data as needed by simply using the Microsoft Office productivity tools with which they are already so familiar.

MicroStrategy Office leverages MicroStrategy’s industrial-strength business intelligence platform and adheres to Microsoft Office’s latest Smart Client architecture — offering scalability, manageability, security, enterprise-wide consistency for databases. MicroStrategy Office is a standard Microsoft Office add-in, unobtrusive to users and consistent with the Microsoft Office look and feel.

“MicroStrategy Office’s potential user base is substantial. It enables new kinds of business intelligence applications by opening a new window for non-IT workers to enterprise information through the vehicle of the popular Microsoft Office applications,” said IDC’s Research Manager Dan Vesset. “MicroStrategy Office is likely to provide a significant contribution to the way business people use business intelligence, empowering any Microsoft Excel, PowerPoint and Word user to natively access enterprise-wide data with the necessary consistency, security and scalability.”

“MicroStrategy Office represents a leap forward in making secure, enterprise data available to users in the context of how they really work. MicroStrategy is a leader in this area,” said Wayne Eckerson, Director of Research at The Data Warehousing Institute (TDWI).

MicroStrategy continued in Q1 2004 to win recognition for its technological leadership. In January, MicroStrategy won Intelligent Enterprise magazine’s prestigious 2004 Editors’ Choice Award as one of the “most influential companies enabling the intelligent enterprise.” Intelligent Enterprise stated: “Probably the number one reason we’re still talking about MicroStrategy is that big customers, with big data warehouses, stuck with the company’s BI and analysis products. In 2003, MicroStrategy announced a number of major deals for new and increased business with high-profile organizations, including eBay, Ace Hardware, and the U.S. Postal Service. The positive business is surely due to the second reason: The company went back to work and produced good products.”

Outlook and Financial Guidance Information

The following statements are subject to risks and uncertainties described at the end of this press release. Management guidance for 2004 contained herein is valid as of the date of this press release only and supersedes any previously announced guidance as to the company’s expectations for financial results for 2004.

Approximate Ranges (in millions, except for per share data)	Q2 2004 Range	Full Year 2004 Range
Revenue	$43.0 - $47.0	$190.0 - $200.0
Net income	$3.5 - $7.0	$32.3 - $36.8
GAAP diluted earnings per share	$0.20 - $0.40	$1.90 - $2.10
Diluted weighted average shares outstanding	17.4 - 17.6	17.0 - 17.5

MicroStrategy will be discussing its first quarter 2004 results on a conference call today beginning at approximately 5:30 p.m. EDT. To access the conference call dial 877-597-9704 (domestically) or 706-364-6550 (internationally) and mention Michael Saylor as Chairperson. A live Webcast and replay of the conference call will be available at http://www.microstrategy.com/investor. A 48-hour replay of the call will also be available by dialing 800-642-1687 (domestically) or 706-645-9291 (internationally), conference ID 6684175.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a worldwide leader in the increasingly critical business intelligence software market. Leading Fortune 2000 companies are integrating MicroStrategy’s industrial-strength software into virtually all facets of their businesses. The MicroStrategy Business Intelligence Platform™ distills vast amounts of data into vital, probing insight to help drive cost-efficiency, productivity, customer relations and revenue-generation. MicroStrategy offers exceptional capabilities — excellent scalability, powerful analytics, user-friendly query and reporting features and an outstanding, easy-to-use Web interface. Top companies are using MicroStrategy to cost-effectively harness large, multi-terabyte databases; empower thousands of employees at all operational levels; and extend the benefits of business intelligence enterprise-wide and beyond to customers, partners and suppliers.

MicroStrategy has over 2,500 enterprise-class customers, including General Motors, Lowe’s Home Improvement Warehouse, Yahoo!, Visa International, Wells Fargo, Telecom Italia, AT&T Wireless Group and Aventis. MicroStrategy also has relationships with over 500 systems integrators and application development and platform partners, including IBM, PeopleSoft, Sun, HP, and Teradata, a division of NCR. MicroStrategy is listed on Nasdaq under the symbol MSTR. For more information or to purchase or demo MicroStrategy’s software, visit MicroStrategy’s Web site at http://www.microstrategy.com.

MicroStrategy, MicroStrategy 7, MicroStrategy Business Intelligence Platform, MicroStrategy Report Services, MicroStrategy Office and MicroStrategy 7i are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including its estimates of future business prospects or financial results, statements made under the heading “Outlook and Financial Guidance Information” and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 7i and MicroStrategy Report Services software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

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MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2004	2003
	(unaudited)
Revenues
Product licenses	$18,811	$16,529
Product support and other services	30,295	20,906

Total revenues	49,106	37,435

Cost of Revenues
Product licenses	844	790
Product support and other services	6,911	5,958

Total cost of revenues	7,755	6,748

Gross profit	41,351	30,687

Operating Expenses
Sales and marketing	16,406	12,683
Research and development	6,730	6,933
General and administrative	7,953	7,184
Amortization of intangible assets	18	130

Total operating expenses	31,107	26,930

Income from operations	10,244	3,757

Financing and Other Income (Expense)
Interest income	115	90
Interest expense, including discount amortization expense on notes payable of $0 and $973, respectively	(14)	(2,298)
Gain on early extinguishment of notes payable	—	18
Other income (expense), net	806	(38)

Total financing and other income (expense)	907	(2,228)

Income before income taxes	11,151	1,529
Provision for income taxes	772	864

Net income	$10,379	$665

Basic earnings per share	$0.65	$0.05

Diluted earnings per share	$0.60	$0.05

Basic weighted average shares outstanding	16,010	13,788

Diluted weighted average shares outstanding	17,253	14,056

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31, 2004	December 31, 2003
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$76,321	$51,882
Restricted cash	726	747
Accounts receivable, net	23,144	30,993
Prepaid expenses and other current assets	3,398	3,888
Deferred tax assets, net	1,873	1,807

Total current assets	105,462	89,317

Property and equipment, net	16,636	16,113
Goodwill and intangible assets, net	586	604
Capitalized software development costs, net	3,551	3,693
Deposits and other assets	1,236	1,380
Deferred tax assets, net	3,371	3,686

Total Assets	$130,842	$114,793

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$14,235	$12,768
Accrued compensation and employee benefits	12,477	17,968
Accrued restructuring costs	2,431	2,599
Deferred revenue and advance payments	37,017	28,374

Total current liabilities	66,160	61,709

Deferred revenue and advance payments	3,267	2,750
Other long-term liabilities	2,426	2,443
Accrued restructuring costs	3,106	3,544

Total Liabilities	74,959	70,446

Stockholders’ Equity:
Preferred stock undesignated; $0.001 par value; 4,971 shares authorized; no shares issued or outstanding	—	—
Class A common stock; $0.001 par value; 330,000 shares authorized; 12,441 and 12,362 shares issued and outstanding, respectively	12	12
Class B common stock; $0.001 par value; 165,000 shares authorized; 3,604 and 3,604 shares issued and outstanding, respectively	4	4
Additional paid-in capital	389,529	387,625
Accumulated other comprehensive income	1,872	2,619
Accumulated deficit	(335,534)	(345,913)

Total stockholders’ equity	55,883	44,347

Total Liabilities and Stockholders’ Equity	$130,842	$114,793

MICROSTRATEGY INCORPORATED

Additional Financial Information

Net Income and Additional Financial Information

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2004	2003
Net income	$10,379	$665

Additional Financial Information:
Amortization of intangible assets	18	130
Gain on early extinguishment of notes payable	—	(18)
Discount amortization expense on notes payable	—	973
Other items	(50)	—

Total	$(32)	$1,085

Additional Financial Information - Cash vs. Non-cash

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2004	2003
Non-cash:
Amortization of intangible assets	$18	$130
Gain on early extinguishment of notes payable	—	(18)
Discount amortization expense on notes payable	—	973

Total non-cash	18	1,085
Cash:
Other items	(50)	—

Total	$(32)	$1,085

MICROSTRATEGY INCORPORATED

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures

Management believes that the presentation of the additional financial information is helpful in understanding the ongoing operating results and cash flow indicators with respect to the Company’s core business because the additional financial items are non-cash or cash related gains and expenses incurred during the period that are not associated with ongoing operating results and are not cash flow indicators of the Company’s core business operations.

EBITDA and Additional Financial Information

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2004	2003
Net income	$10,379	$665
Interest income	(115)	(90)
Interest expense	14	2,298
Provision for income taxes	772	864
Depreciation and amortization	2,043	2,347
Amortization of intangible assets	18	130

EBITDA	$13,111	$6,214

Additional Financial Information:
Gain on early extinguishment of notes payable	—	(18)
Other (income) expense	(806)	38

Total	$(806)	$20

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three months ended March 31,
	2004	2003
	(unaudited)
Operating activities:
Net income from continuing operations	$10,379	$665
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	2,061	2,477
Bad debt expense (recovery)	306	(144)
Discount amortization expense on notes payable	—	973
Other, net	8	(30)
Changes in operating assets and liabilities:
Accounts receivable	7,268	4,560
Prepaid expenses and other current assets	423	173
Deferred tax assets, net	248	320
Deposits and other assets	152	2
Accounts payable and accrued expenses, compensation and employee benefits, accrued interest	(3,966)	(2,895)
Accrued restructuring costs	(610)	(1,305)
Deferred revenue and advance payments	8,809	2,912
Other long-term liabilities	(17)	(250)

Net cash provided by operating activities	25,061	7,458

Investing activities:
Purchases of property and equipment, net	(2,019)	(682)
Capitalized software development costs	(418)	—
Increase in restricted cash	(1)	(1)

Net cash used in investing activities	(2,438)	(683)

Financing activities:
Proceeds from sale of class A common stock under employee stock purchase plan and exercise of employee stock options	1,904	97

Net cash provided by financing activities	1,904	97
Effect of foreign exchange rate changes on cash and cash equivalents	(123)	93

Net increase in cash and cash equivalents from continuing operations	24,404	6,965
Net cash received from (advanced to) discontinued operations	35	(72)

Net increase in cash and cash equivalents	24,439	6,893
Cash and cash equivalents, beginning of period	51,882	15,036

Cash and cash equivalents, end of period	$76,321	$21,929

Supplemental disclosure of noncash investing and financing activities:
Early extinguishment of notes payable	$—	$(1,276)

Issuance of class A common stock in connection with early extinguishment of notes payable	$—	$1,293